UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	December 21, 2004

QUEST VENTURES INC.
(Exact name of registrant as specified in its chapter)
WYOMING	0-33299	06-1616453
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
201B, 83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 20th, 2004 the Registrant announced that Christopher Desrosiers had resigned as a director and President of the Registrant in order to pursue other opportunities in the music industry.  Anton J. Drescher, a director of the Registrant, has been elected as President of the Registrant in place of Mr. Desrosiers and Donna M. Moroney has been appointed as Corporate Secretary.

A copy of the News Release dated December 20th, 2004 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated December 20th, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST VENTURES INC.

Date :

December 21st, 2004

By :

/s/  Anton J. Drescher

Anton J. Drescher,

President

QUEST VENTURES INC.

Suite 507 – 837 West Hastings Street

Vancouver, BC   V6C 3N6

Tel:  (604) 685-1017

Fax:  (604) 685-5777

CUSIP No. 74836Q107

NEX Trading Symbol:  QVI.H

RESIGNATION OF DIRECTOR

VANCOUVER, B.C. – Quest Ventures Inc. (the “Company”) announces that Christopher Desrosiers has resigned as a director and President of the Company in order to pursue other opportunities in the music industry.  The Board of Directors wishes to thank Mr. Desrosiers for his contributions during his tenure as a director and President of the Company.

Anton J. Drescher, a director of the Company, has been elected as President of the Company in place of Mr. Desrosiers and Donna M. Moroney has been appointed as Corporate Secretary.

Dated at Vancouver, British Columbia this 20th day of December, 2004.

ON BEHALF OF THE BOARD OF

QUEST VENTURES INC.

“Anton  J. (Tony) Drescher”

Anton J. Drescher

Director

Quest Ventures Inc.     Corporate Headquarters Office : 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535

Facsimile (860) 434 - 5782 ; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the NEX: QVI.H CUSIP 74836Q107 . For more information contact Anton J. Drescher, Telephone (604) 685 – 1017 Facsimile (604) 685 – 5777.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.